Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 10, 1998 included in or incorporated by reference in American Building Company's Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this registration statement.

Atlanta, Georgia
September 28, 1998